Exhibit 10.7

FORM OF REIMBURSEMENT AGREEMENT

THIS REIMBURSEMENT AGREEMENT (this “Agreement”) is entered into as of [            ], 2017, by and among Rodin Income Trust, Inc. a Maryland corporation (the “Company”), Cantor Fitzgerald Investors, LLC a Delaware limited liability company (the “Sponsor”), and only with respect to Section 1.02(c) hereof, Rodin Income Trust OP Holdings, LLC, a Delaware limited liability company (the “Special Unit Holder”). Capitalized terms used herein shall have the meanings ascribed to them in Section 1.01 below.

W I T N E S S E T H

WHEREAS, the Sponsor is the sponsor of the Company;

WHEREAS, the Company has registered for public sale on Registration Statement No. [333-            ] on Form S-11, as amended, a maximum of $1,250,000,000 in shares of its common stock, $0.01 par value per share, consisting of Class A shares, Class T shares and Class I shares (collectively, the “Shares”), of which amount: (i) up to $1,000,000,000 in Shares are being offered to the public pursuant to the Company’s primary offering (the “Primary Offering”); and (ii) up to $250,000,000 in Shares are being offered to stockholders (the “Stockholders”) of the Company pursuant to the Company’s distribution reinvestment plan;

WHEREAS, the Company and the Sponsor have entered into a Dealer Manager Agreement, dated as of [            ], 2017 (the “Dealer Manager Agreement”), with Cantor Fitzgerald & Co., a New York general partnership (the “Dealer Manager”), pursuant to which the Dealer Manager will offer and sell the Shares on a best efforts basis for the account of the Company and manage the sale of the Shares by other participating broker dealers, upon the terms and subject to the conditions set forth in the Dealer Manager Agreement;

WHEREAS, the Company and the Special Unit Holder, have entered into the limited partnership agreement of Rodin Income Trust Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), dated as of [            ], 2017 (the “OP Agreement”), pursuant to which, among other things, the Operating Partnership issued Special Limited Partnership Units (the “Special Limited Partnership Units”) to the Special Unit Holder.

WHEREAS, the Sponsor has agreed to pay certain expenses relating to selling commissions and/or dealer-manager fees of the sale of the Shares in the amount of up to four percent (4%) of gross offering proceeds incurred in the Initial Public Offering (as defined below) (the “Sponsor Expenses”); and

WHEREAS, the Company has agreed to reimburse the Sponsor for the payment of Sponsor Expenses in certain circumstances upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.01    Certain Definitions.    As used in this Agreement, the following terms shall have the meanings specified below:

“Agreement” has the meaning set forth in the Recitals.

“Charter” means the Company’s Articles of Amendment and Restatement, as amended.

“Company” has the meaning set forth in the Recitals.

“Dealer Manager” has the meaning set forth in the Recitals.

“Dealer Manager Agreement” has the meaning set forth in the Recitals.

“OP Agreement” has the meaning set forth in the Recitals.

“Operating Partnership” has the meaning set forth in the Recitals.

“Primary Offering” has the meaning set forth in the Recitals.

“Shares” has the meaning set forth in the Recitals.

“Special Limited Partnership Units” has the meaning set forth in the Recitals.

“Special Unit Holder” has the meaning set forth in the Recitals.

“Sponsor” has the meaning set forth in the Recitals.

“Sponsor Expenses” has the meaning set forth in the Recitals.

1.02    Reimbursement.

(a)    The Company hereby agrees to reimburse the Sponsor or its designee for all Sponsor Expenses actually incurred by, or on behalf of, the Sponsor. The Company shall reimburse the Sponsor Expenses immediately prior to, or upon the occurrence of, the redemption of the Special Limited Partnership Units in connection with the events (each, a “Reimbursement Event”) set forth or contemplated by the provisions of Section 8.6 of the OP Agreement. The Company only shall be obligated to reimburse the Sponsor in connection with a Reimbursement Event after (x) the Company has fully invested the proceeds from the Primary Offering and (y) the Stockholders have received, or are deemed to have received, in the aggregate, cumulative distributions equal to their invested capital plus a six percent (6%) cumulative, non-compounded annual pre-tax return on such invested capital.

(b)    Subject to Section 1.02(a) hereof, the Company’s reimbursement obligations hereunder shall be due and payable within fifteen (15) days after the occurrence of a Reimbursement Event; provided, however, the Sponsor may, in its sole discretion, waive or defer all or any portion of the Sponsor Expenses.

(c)    The Special Unit Holder hereby agrees to be contractually subordinated to the interests of the Sponsor with respect to any Sponsor Expenses and any such reimbursement hereunder shall be reimbursed to the Sponsor prior to the payment of any distributions to the Special Unit Holder pursuant to the terms and conditions of the Operating Partnership.

(d)    Subject only to the limitations contained in this Agreement and to any expressly applicable limitations contained in the Charter, the obligations of the Company under this Agreement are absolute, unconditional and irrevocable and shall be paid and observed, as may be applicable, strictly in accordance with the terms of this Agreement under all circumstances whatsoever.

(e)    In the event of a default by the Company hereunder, the Sponsor shall have all remedies available at law or in equity. In addition, the rights granted to the Sponsor pursuant to this Agreement are not the exclusive remedies available to the Sponsor in connection with the Company’s reimbursement obligations hereunder or actions related thereto, and the Sponsor shall have all other remedies available to it at law or in equity.

1.03    Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice is accepted by the party to whom it is given, and shall be given by personal delivery or by overnight mail or other overnight delivery service to the following addresses:

To the Company:	Rodin Income Trust, Inc.
110 East 59th Street
New York, New York 10022
Attn: General Counsel

To the Sponsor	Cantor Fitzgerald Investors, LLC
and the Special Unit Holder:	110 East 59th Street
New York, New York 10022
Attn: General Counsel

Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section 1.03.

1.04    Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective executors, administrators, legal representatives, heirs, successors and assigns, and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective executors, administrators, legal representatives, heirs, successors and assigns.

1.05    Modification. This Agreement shall not be changed or modified, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or permitted assigns.

1.06    Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

1.07    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within that State without regard to the principles of conflicts of laws. Each of the parties hereto hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action, or proceeding arising out of or relating to this Agreement.

1.08    Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof.

1.09    Interpretation. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

1.10    Headings. The titles of Sections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

1.11    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

RODIN INCOME TRUST, INC.

By:
Name:
Title:

CANTOR FITZGERALD INVESTORS, LLC

By:
Name:
Title:

With respect to Section 1.2(c) only:

RODIN INCOME TRUST OP HOLDINGS, LLC

By:
Name:
Title:

[Signature Page to Reimbursement Agreement]